UNITED STATES

                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549


                               Form 8-K

                            Current Report

                    Pursuant to Section 13 or 15(d)
                of the Securities Exchange Act of 1934


           Date of Report (Date of earliest event reported)

                           July 7, 1998


                          BB&T Corporation
        (Exact name of registrant as specified in its charter)

                  Commission file number :  1-10853


      North Carolina                            56-0939887
(State of incorporation)           (I.R.S. Employer Identification No.)


        200 West Second Street
    Winston-Salem, North Carolina                               27101
(Address of principal executive offices)                     (Zip Code)


                              (336) 733-2000
           (Registrant's telephone number, including area code)


This Form 8-K has 3 pages.

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ITEM 5.   OTHER EVENTS

         On June 25, 1998, BB&T Corporation (the "Company") consummated an underwritten public offering of $350 million principal amount of its 6.375% Redeemable and Putable SecuritiesSM due 2025 (the "RaPS") priced at 99.821% of par. Bear, Stearns & Co. Inc.; Craigie Incorporated; Keefe, Bruyette & Woods Inc.; and Donaldson, Lufkin & Jenrette Securities Corporation were the underwriters for the offering. The annual interest rate on the RaPS is 6.375% for the period from the date of issuance to June 30, 2005 (the "Remarketing Date"). As provided in the Remarketing Agreement, dated June 25, 1998, between the Company and Bear, Stearns & Co. Inc. (the "Remarketing Agreement"), on the Remarketing Date the RaPS will either be mandatorily tendered to and purchased by Bear, Stearns & Co. Inc., or its successor, as Remarketing Dealer, for remarketing to the public, or will be redeemed by BB&T, in each case at 100% of the principal amount of the RaPS plus accrued interest, if any, to the Remarketing Date. If the Remarketing Dealer elects to remarket the RaPS, the Remarketing Dealer will determine a new interest rate to maturity for the RaPS. The RaPS are unsecured and subordinated to all present and future senior indebtedness of BB&T.

         The obligation of the Remarketing Dealer to purchase the RaPS on the Remarketing Date following the Remarketing Dealer's election to remarket the RaPS is subject to terminating conditions set forth in the Remarketing Agreement. The occurrence of certain terminating conditions may obligate the Company to pay the Remarketing Dealer the fair market value, calculated in accordance with the Remarketing Agreement, of the Remarketing Dealer's right to purchase and remarket the RaPS.

         The net proceeds from the offering are approximately $362 million (including a payment of $15,400,000 made to BB&T by the Remarketing Dealer in respect of its right to remarket the RaPS) and will be used for the repurchase of shares of BB&T's common stock in connection with certain pending acquisitions expected to close this year and other general corporate purposes.

         The foregoing description of the RaPS is qualified by the description thereof set forth beneath the heading "Description of RaPS" in the Company's Prospectus Supplement (To Prospectus Dated May 10, 1996), dated June 25, 1998, relating to the offering of the RaPS, which is incorporated herein by reference.

SM A Service mark of Bear, Stearns & Co., Inc.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits.

                  99. Description of the RaPS, which is incorporated by reference to pages S-8 to S-14 of the Prospectus Supplement (To Prospectus Dated May 10, 1996), dated June 25, 1998 (File No. 33-02899), filed with the Securities and Exchange Commission on June 26, 1998 pursuant to Rule 424(b)(2).
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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      BB&T CORPORATION


                                      By:__________________
                                               Sherry A. Kellett
                                               Senior Executive Vice President
                                               and Controller (Principal
                                               Accounting Officer)

Date:  July 7, 1998